                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

FILED BY REGISTRANT [X]           FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                         SIGNAL TECHNOLOGY CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person[s] Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transactions applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:
--------------------------------------------------------------------------------

                         SIGNAL TECHNOLOGY CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           MAY 14, 2002 -- 9:00 A.M.

                            ------------------------

     You are hereby notified that the Annual Meeting of Stockholders of Signal Technology Corporation will be held on May 14, 2002, at 9:00 a.m., at the offices of Bingham Dana LLP, 16th Floor, 150 Federal Street, Boston, Massachusetts, to consider and act upon the following matters:

          1. To elect one class of three directors;

          2. To transact such other business as may properly come before the meeting.

     If you are unable to attend the meeting personally, please be sure to date, sign and return the enclosed proxy in the envelope provided to: Proxy Department, EquiServe, P.O. Box 43058, Providence, Rhode Island 02940.

     Only stockholders of record on the books of the Company at the close of business on March 26, 2002 are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                          ROGER D. FELDMAN,
                                          Secretary

Dated:  April 11, 2002

                         SIGNAL TECHNOLOGY CORPORATION
                               EXECUTIVE OFFICES:
                               222 ROSEWOOD DRIVE
                            NORTHWOODS BUSINESS PARK
                               DANVERS, MA 01923
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement and the accompanying proxy card are being mailed to stockholders commencing on or about April 11, 2002. The accompanying proxy is solicited by the Board of Directors of Signal Technology Corporation (hereinafter called the "Company") for use at the Annual Meeting of Stockholders to be held on May 14, 2002, and any adjournment or adjournments thereof. The cost of soliciting proxies will be borne by the Company. Directors, officers and a few employees may assist in the solicitation of proxies by mail, telephone, telegraph and personal interview without additional compensation.

     When a proxy is returned properly signed, the shares represented thereby will be voted by the persons named as proxies in accordance with the stockholder's directions. You are urged to specify your choices on the enclosed proxy card. If a proxy is signed and returned without specifying choices, the shares will be voted "FOR" proposal 1 and at the discretion of the persons named as proxies in the manner they believe to be in the best interests of the Company as to other matters that may properly come before the meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the meeting by written notice to the Company, by oral notice to the Secretary at the meeting or by submitting a later dated proxy.

     The Board of Directors has fixed the close of business on March 26, 2002 as the record date for the meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the meeting. On the record date, there were 10,390,967 shares of the Company's Common Stock, $.01 par value ("Common Stock"), issued and outstanding, each of which is entitled to one vote. The holders of Common Stock do not have cumulative voting rights.

                               QUORUM AND VOTING

     The presence in person or by proxy at the annual meeting of holders of one third (1/3) of the Common Stock issued and outstanding is required for a quorum. Therefore, holders of not fewer than 3,463,656 shares of Common Stock must be present in person or by proxy for there to be a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of directors, as well as "broker non-votes," discussed below, count toward establishing the presence of a quorum.

     Assuming the presence of a quorum, directors of the Company are elected by plurality vote of the shares of Common Stock present in person or by proxy and voting in the election of directors. Shares may be voted for or withheld from each nominee for election as a director. Shares for which the vote is withheld and "broker non-votes" will be excluded entirely and have no effect on the election of directors of the Company.

     Under applicable rules, brokers who hold shares of the Company's Common Stock in street name have the authority to vote the shares in the broker's discretion on "routine" matters if they have not received specific instructions from the beneficial owner of the shares. The uncontested election of directors is a "routine" matter for this purpose. With respect to matters which are determined by the appropriate broker-dealer regulatory organization to be "non-routine," brokers may not vote shares held in street name without specific instructions from the beneficial owner. If a broker holding shares in street name submits a proxy card on which the broker physically lines out the matter, that action is called a "broker non-vote" as to that matter. "Broker non-votes" are not counted in determining the number of votes cast with respect to the matter. If a broker submits a proxy but does not indicate a specific choice on a "routine" matter, the shares will be voted as specified in the proxy card. At this meeting of the Company's stockholders, shares represented by such a proxy card would be voted for the election of the director nominees.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     The By-laws of the Company permit a seven member Board of Directors, divided into three classes, as nearly equal in number as may be. The terms of each class are staggered so that the term of each class expires on the third anniversary of the annual meeting of the stockholders at which such class was elected. Accordingly, the term of one class of directors expires at each annual meeting of stockholders.

     The term of one class of directors, currently consisting of Larry L. Hansen, Harvey C. Krentzman and Thomas F. Skelly expires at the 2002 annual meeting. Unless otherwise instructed in the proxy, all proxies will be voted to elect Messrs. Hansen, Krentzman and Skelly to a three-year term expiring at the 2005 annual meeting, with each such director to hold office until his successor has been duly elected and qualified. Messrs. Hansen, Krentzman and Skelly are currently members of the Board of Directors and are standing for re-election. The Company does not contemplate that any of Messrs. Hansen, Krentzman or Skelly will be unable to serve, but in that event proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF MESSRS. HANSEN, KRENTZMAN AND SKELLY.

     As described at the beginning of this proxy statement, directors are elected by a plurality of the votes cast at a meeting at which a quorum is present.

     The following table and narrative sets forth information regarding the principal occupation, other affiliations, committee memberships and age of the nominees and directors of the Company continuing in office.

                                                                                          TERM AS A
                     NAME                       AGE        POSITION WITH COMPANY        DIRECTOR ENDS
                     ----                       ---        ---------------------        -------------
Nominees for Election
  Larry L. Hansen(1)(2).......................  73    Director                              2002
  Harvey C. Krentzman(1)(2)(3)................  75    Director                              2002
  Thomas F. Skelly(1).........................  68    Director                              2002

Directors Continuing in Office
  George E. Lombard(3)........................  61    Chairman of the Board and Chief       2003
                                                      Executive Officer
  Thomas G. McInerney(2)......................  65    Director                              2003
  Bernard P. O'Sullivan(2)(3).................  74    Director                              2004
  Joseph Schneider(1).........................  51    Director                              2004

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Executive Committee

     Larry L. Hansen, Director since 1991. Mr. Hansen was Executive Vice President of Tylan General (a sales and service center for pressure and flow products) from December 1989 until his retirement in January 1991. He is also a director of Electro Scientific Industries, Inc. and Micrel, Inc.

     Harvey C. Krentzman, Director since 1981. Mr. Krentzman is a founder of the Company. He has been President of Advanced Management Associates Inc. (financial and management consultants) for more than 40 years. Mr. Krentzman is the Vice Chairman of the board of trustees of the Boston Symphony Orchestra and Northeastern University, a trustee of Beth Israel Deaconess, the Norman Rockwell Museum and the U.S.S. Constitution Museum, and is an honorary trustee of the Woods Hole Oceanographic Institution. Mr. Krentzman serves on the boards of directors of Jones & Vining, Inc., Arley Corporation, Bell Manufacturing Corporation and Inspectron Corporation.

     Thomas F. Skelly, Director since 1999. Prior to joining the Company, Mr. Skelly worked at The Gillette Company for 30 years, the last 17 of which he served as Senior Vice President of Finance and Chief Financial Officer. Mr. Skelly is a certified public accountant.

     George E. Lombard, Chairman of the Board of Directors and Chief Executive Officer since 1998. In addition, Mr. Lombard served as the Company's President until March 1999. From 1995 to 1998, Mr. Lombard served as President of L-3 Communications Corporation's Display Systems Division. Prior to that he was a Vice President of Unisys. Including successor corporations, Mr. Lombard's career includes 26 years with the Lockheed Corporation where he held several key management positions.

     Thomas G. McInerney, Director since 1999. General McInerney is President of TG McInerney Consulting. From 1996 to 2000, he was President and Chief Executive Officer of Business Executives for National Security (BENS). From 1994 to 1996, he was Vice President, Command and Control C(4)1 Programs for Loral Defense Systems-Eagan (formerly Unisys Electronic Systems division). In July 1994, as the Assistant Vice Chief of Staff of the Air Force, General McInerney retired with the rank of Lieutenant General following a 35 year military career. General McInerney also serves on the boards of directors of Armed Forces Bank, Worldwide Flight Services, Pan Am International Flight Academy, and Alloy Surfaces Company.

     Bernard P. O'Sullivan, Chairman of the Board from May 1990 until March 31, 1994 and Director since 1981. Mr. O'Sullivan is a founder of the Company. Prior to his retirement on May 31, 1987, he was President of O'Sullivan and Murphy, Inc. (a manufacturers' representative selling microwave components), a company he founded in May 1975.

     Joseph Schneider, Director since 1996. Mr. Schneider is President of JSA Partners, Inc., a strategic management consulting firm that specializes in the aerospace and defense industry and JSA Holdings, Inc. Prior to founding JSA Partners, Inc. in 1997, Mr. Schneider was a consultant with A.T. Kearney, Inc, and before that he was the President of EDS/JSA International after his prior company, JSA International, Inc., was acquired by Electronic Data Systems Corporation in August 1994. Prior thereto, Mr. Schneider was the founder and President of JSA International, Inc. from December 1981 until August 1994. Mr. Schneider serves on the board of directors of United Industrial Corporation and is the Chairman of JSA Research, Inc. From 1972 to 1977 Mr. Schneider served as an infantry officer primarily in the United States Army Airborne and Special Forces units.

              INFORMATION ABOUT BOARD OF DIRECTORS AND COMMITTEES

MEETINGS

     The Company's Board of Directors held twelve meetings and acted by unanimous written consent on one occasion during fiscal year 2001. The Board has standing executive, audit and compensation committees; there is no nominating committee. All directors attended more than 75% of all meetings of the Board and of the committees of which they were members.

EXECUTIVE COMMITTEE

     The Executive Committee consists of three members and is reconstituted annually at the first meeting of the Board of Directors following the Annual Meeting of Stockholders. The current members of the Committee are Messrs. Bernard P. O'Sullivan (Chairman), Harvey C. Krentzman and George E. Lombard. The Executive Committee is authorized to act on behalf of the Board of Directors when the Board of Directors is not in session. The Executive Committee held no meetings in fiscal year 2001.

AUDIT COMMITTEE

     The Audit Committee consists of four members. The Audit Committee adopted a written charter on February 16, 2000. The Audit Committee Charter was attached as Exhibit 1 to the proxy statement filed in connection with the Company's 2001 annual meeting of stockholders. The Audit Committee is reconstituted annually at the first meeting of the Board following the Annual Meeting of Stockholders. The current members of the Committee are Messrs. Larry L. Hansen, Harvey C. Krentzman, Joseph Schneider and Thomas F. Skelly (Chairman). Each member of the Audit Committee is an "independent director" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee meets with the Company's auditors and principal financial personnel to review quarterly financial results and the results of the annual audit. The Audit Committee also reviews the scope of, and establishes fees for, audit and non-audit services performed by the independent accountants, reviews the independence of the independent accountants and the adequacy and effectiveness of the Company's internal accounting controls. The Audit Committee held four meetings in fiscal year 2001.

COMPENSATION COMMITTEE

     The Compensation Committee establishes the compensation and other incentive arrangements of each officer of the Company whose base salary is $125,000 or more. The Compensation Committee consists of four members, currently Messrs. Harvey C. Krentzman (Chairman), Bernard P. O'Sullivan, Larry L. Hansen and Thomas G. McInerney, and is reconstituted annually at the first meeting of the Board following the Annual Meeting of Stockholders. The Compensation Committee held two meetings in fiscal year 2001.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive an annual fee of $17,500 for serving on the Board, a fee of $800 for each Board meeting attended in excess of the sixth meeting within any fiscal year of the Company, and $500 for each committee meeting attended which is not held in conjunction with a meeting of the Board of Directors, plus reimbursement of out-of-pocket expenses for attendance at each Board or committee meeting.

     During 2001, the Company paid consulting fees of $17,400 and $6,000, respectively, to Bernard P. O'Sullivan, and Joseph Schneider, both of whom are directors of the Company. Mr. O'Sullivan provided services to the company in connection with marketing activities, and Mr. Schneider provided services to the company in connection with mergers and acquisitions. During 2001, the Company paid $60,000 to Advanced Management Associates Inc. ("AMA"), for management consulting services provided by Harvey C. Krentzman, a director of the Company and the President and principal owner of AMA. The Company believes these fees are comparable to fees that would be charged by unrelated third parties providing similar services.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company who are not also directors. Presidents of the Company's operating divisions are considered to be executive officers. The executive officers of the Company are elected annually by the Board of Directors following the Annual Meeting of Stockholders and serve at the discretion of the Board.

                NAME                   AGE                    POSITION WITH COMPANY
                ----                   ---                    ---------------------
John Cotumaccio......................  58    Senior Vice President, Operations, and President,
                                               Keltec Operation
James V. DiLorenzo...................  61    President and Chief Operating Officer, and President,
                                               Signal Wireless Group
Gene L. Joles........................  52    President, Arizona Operation
Joseph W. Mersereau..................  52    President, California Operation
Robert N. Nelsen.....................  54    Vice President, Treasurer and Chief Financial Officer
David S. Parker......................  54    Vice President, Human Resources and Administration

     John Cotumaccio, President, Keltec Operation of the Company since August 1998. Mr. Cotumaccio also serves as Senior Vice President, Operations of the Company. From 1979 to 1998, Mr. Cotumaccio held various positions at divisions of Loral Corporation and its successors, Lockheed Martin, and L-3 Communications Corporation, including Director of Manufacturing, Director of Operations, and other management positions. Prior to joining the Company, Mr. Cotumaccio served as the Vice President of Operations for L-3 Communications Corporation's Display Systems Division in Atlanta, Georgia.

     James V. DiLorenzo, President, Signal Technology Corporation since March 1999. Dr. DiLorenzo also serves as Chief Operating Officer of Signal Technology Corporation and President of Signal Wireless Group. Prior to joining the Company, he served since January 1996 as a general manager of Raytheon Microelectronics, a division of Raytheon Electronics, the commercial electronics group of Raytheon Company. Dr. DiLorenzo joined Raytheon in 1989 from Microwave Semiconductor Corporation, where he served as Vice President, Research and Development. Prior to that, Dr. DiLorenzo spent 17 years at AT&T's Bell Laboratories, concluding his tenure there as department head of special materials and devices. Dr. DiLorenzo has over 25 years of senior management experience in the electronics industry.

     Gene L. Joles, President of the Arizona Operation of the Company since October 1997. From February 1997 to October 1997, Mr. Joles served as the President of the Space Center of the Arizona Operation. Prior thereto, Mr. Joles served as the President of the Arizona Microwave Division since June 1991. He also served concurrently as the President of the California Microwave Division from June 1992 until February 1996. From August 1988 until June 1991, Mr. Joles held the positions of Vice President, Operations and General Manager of the Active Assemblies Division of M/A-COM, Inc.

     Joseph W. Mersereau, President of the California Operation since February 2000. From November 1998 to February 2000, Mr. Mersereau was Director of Engineering of the California Operation. From October 1991 to November 1998, Mr. Mersereau has held various positions in the California Operation including Director of New Business Development and Regional Sales Manager. Prior to joining the Company, Mr. Mersereau was a product line manager, at Western Microwave from 1985-1991 and lead engineer for GaAs FET Amplifier development at TRW Microwave from 1982-1985. Mr. Mersereau has more than 25 years of experience in new product development of microwave components and subsystems.

     Robert N. Nelsen, Vice President, Treasurer and Chief Financial Officer of the Company since August 1998. Prior to that, from 1990 to 1998, Mr. Nelsen served as Vice President at several divisions of Loral Corporation and its successors, Lockheed Martin, and L-3 Communications Corporation, including, most recently, the Display Systems Division.

     David S. Parker, Vice President, Human Resources and Administration of the Company since August 1998. Prior to that from September 1995 to August 1998, Mr. Parker served as Director, Human Resources of Loral Corporation and its successors, Lockheed Martin and L-3 Communications Corporation's

Display Systems Division. From December 1991 to September 1995, Mr. Parker was the Assistant Director, Human Resources of Reynolds Electrical & Engineering Co. Mr. Parker has 25 years of human resources management experience including assignments with Honeywell Inc., Burroughs Corporation and American Can Co.

                              SECURITIES OWNERSHIP

     The following table sets forth information as of March 26, 2002 regarding beneficial ownership of Common Stock of each director and each executive officer named in the Summary Compensation Table, all directors and executive officers as a group, and each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock.

NAME OF OWNER                                                 NUMBER OF SHARES      PERCENT
-------------                                                 ----------------      -------
Directors and Officers
  John Cotumaccio...........................................        43,127(1)            *
  James V. DiLorenzo........................................       183,953(2)          1.7%
  Larry L. Hansen...........................................        41,666(3)            *
  Gene L. Joles.............................................        46,669(4)            *
  Harvey C. Krentzman.......................................        14,500(5)            *
  George E. Lombard.........................................       431,658(6)          4.0%
  Thomas G. McInerney.......................................        21,250(7)            *
  Robert N. Nelsen..........................................       186,458(8)          1.8%
  Bernard P. O'Sullivan.....................................       441,458(9)          4.2%
  Joseph Schneider..........................................        43,500(10)           *
  Thomas F. Skelly..........................................        21,250(11)           *
  All directors and executive officers as a group (11
     persons)...............................................     1,470,028(12)        13.1%

Principal Stockholders
  Dimensional Fund Advisors.................................       604,877(13)         5.8%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401

  Frontier Capital Management Co., LLC......................       680,500(14)         6.5%
     99 Summer Street
     Boston, MA 02110

  Caleb Loring, III.........................................     1,082,222(15)        10.4%
     c/o Essex Associates
     400 Essex Street
     Beverly Farms, MA 01915

  Shared Beneficial Ownership(14)...........................     1,474,425(16)        14.2%
     Ironwood Capital Management, LLC
       21 Custom House Street
       Boston, MA 02109

     Warren J. Isabelle
       c/o Ironwood Capital Management, LLC
       21 Custom House Street
       Boston, MA 02109

     Richard L. Droster
       c/o Ironwood Capital Management, LLC
       21 Custom House Street
       Boston, MA 02109

     Donald Collins
       c/o Ironwood Capital Management, LLC
       21 Custom House Street
       Boston, MA 02109

---------------
* less than one percent

 Note: Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed. Includes options exercisable as of March 26, 2002, or within 60 days after such date.

 (1) Includes 22,500 shares subject to exercisable options.

 (2) Includes 171,250 shares subject to exercisable options.

 (3) Includes 15,000 shares subject to exercisable options.

 (4) Includes 5,500 shares subject to exercisable options.

 (5) Includes 2,500 shares subject to exercisable options. Does not include 1,081,222 shares held by several trusts for the benefit of Mr. Krentzman's family members. Mr. Krentzman does not have voting or investment power over such shares and disclaims beneficial ownership over all such shares.

 (6) Includes 401,250 shares subject to exercisable options.

 (7) Includes 21,250 shares subject to exercisable options.

 (8) Includes 160,000 shares subject to exercisable options.

 (9) Includes 386,458 shares over which Mr. O'Sullivan has the sole power to vote or direct the vote, 52,500 shares over which Mr. O'Sullivan has shared power to vote or direct the vote, 190,967 shares which Mr. O'Sullivan has the sole power to dispose or direct the disposition of, and 52,500 shares which Mr. O'Sullivan has shared power to dispose or direct the disposition of. Includes 52,500 shares held jointly by Mr. O'Sullivan and his wife. Also includes 117,991 shares over which Mr. O'Sullivan has the right to vote but of which William L. Murphy has the exclusive right to dispose and pecuniary interest and 77,500 shares held by a trust for the benefit of Mr. O'Sullivan's grandchildren, with respect to each of which Mr. O'Sullivan disclaims beneficial ownership. Also includes 2,500 shares subject to exercisable options. Does not include 79,867 shares held by Mr. O'Sullivan's wife and 114,000 shares held by a trust for the benefit of Mr. O'Sullivan's children, with respect to each of which Mr. O'Sullivan disclaims beneficial ownership.

(10) Includes 27,500 shares subject to exercisable options.

(11) Includes 21,250 shares subject to exercisable options.

(12) See footnotes (1) through (11).

(13) Information has been obtained from a Schedule 13G, dated February 12, 2002, filed by Dimensional Fund Advisors with the Securities and Exchange Commission.

(14) Information has been obtained from a Schedule 13G, dated February 8, 2002, filed by Frontier Capital Management Co., LLC with the Securities and Exchange Commission.

(15) Includes 1,081,222 shares held by a trust for the benefit of certain family members and other relatives of Harvey C. Krentzman and 1,000 shares held by a trust for the benefit of Mr. Loring's wife, with respect to each of which Mr. Loring disclaims beneficial ownership. Information has been obtained from a Schedule 13G/A, dated February 12, 2001, filed by Caleb Loring, III with the Securities and Exchange Commission.

(16) Information has been obtained from a Schedule 13G, dated February 14, 2002, jointly filed by Ironwood Capital Management, LLC, Warren J. Isabelle, Richard L. Droster and Donald Collins with the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

1.  REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the compensation, including bonus and incentive arrangements, of the Company's Chief Executive Officer and to consider and approve or modify the recommendations of the Chief Executive Officer as to the proposed compensation of each executive officer of the Company whose aggregate compensation exceeds a threshold amount fixed by the Board, which in 2001 was $125,000.

     The compensation policy of the Company for its executive officers is based on the following principles:

     - The compensation program should support the strategic and financial objectives of the Company by rewarding its executive officers for regular and significant improvement in earnings and increase in the value of the Company's Common Stock;

     - The compensation program should reflect the highly competitive nature of the industry in which the Company operates, and the fact that the key executives throughout the industry are known to each other; and

     - An important part of the compensation program is to provide performance-based incentives to executive officers by way of equity ownership so that, with successful performance and the consequent increase in the value of the Company, their interests become more and more aligned with those of the owners of the Company's Common Stock.

     The Company's principal business is the design, development and manufacture of power management products and electronic radio frequency components and subsystems that are used in defense electronics, broadband wireless equipment and digital cellular/PCS wireless infrastructure equipment. The Company was incorporated in 1982 and has traditionally been a supplier to the defense industry. The Company's sophisticated RF, microwave and millimeter wave electronic components are used in applications such as radar, communications, and smart weapons and contain technology to receive, transmit and process wireless data signals. Most of the competitive entities, across a broad spectrum of the Company's product lines, are known to the members of the Committee, whose experience in the industry is extensive.

     The Chief Executive Officer's salary, bonus and, when granted, options to purchase stock of the Company, are determined annually by the Committee based on the Committee's subjective evaluation of a variety of factors, each of which is weighted, again subjectively, by each member of the Committee according to his own experience and background. Among the criteria used by each member of the Committee in making his evaluation of the appropriate compensation of the Chief Executive Officer are:

     - the compensation of the chief executives of competitive entities;

     - his influence on the performance of the Company through his management skills;

     - his ability to work with, influence and effectuate the policies of the Board of Directors;

     - his skill in long range planning for the Company's future growth and activities; and

     - the manner in which he positions the Company to succeed.

     These criteria are used by the members of the Committee in determining each element of compensation. There is no specific relationship between the performance of the Company and the compensation of the executive officers, although, with respect to bonuses and stock options, performance of the Company is given more weight by the Committee than the other criteria.

     Regarding bonuses, the Board of Directors, in accordance with the Company's bonus plan, each year sets the maximum amount available to be awarded as bonuses. Within that amount, the Committee, early in the calendar year, prescribes the bonuses for the prior year for all of the Company's executives based upon the criteria outlined above.

     Stock options are similarly determined and granted by the Committee.

                                          Respectfully submitted,

                                          Harvey C. Krentzman, Chairman
                                          Bernard P. O'Sullivan
                                          Larry L. Hansen
                                          Thomas G. McInerney

2.  REPORT OF THE CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer recommends to the Compensation Committee the proposed compensation (other than his own) of each executive officer of the Company whose base salary exceeds a threshold amount fixed by the Board, which in 2001 was $125,000. The Committee considers, and approves or modifies, the recommendations of the Chief Executive Officer.

     In making his evaluation of the performance of an executive officer in his or her area of responsibility, and in formulating his recommendation to the Committee, while the Chief Executive Officer adheres to the criteria and principles enunciated in the Committee's report set forth above, he relies most heavily on the following criteria used by the Committee:

     - the executive's influence on the performance of the Company through his or her management skills;

     - the executive's skill in long range planning for the Company's future growth and activities; and

     - the manner in which the executive positions the Company to succeed in the future.

                                          Respectfully submitted,

                                          George E. Lombard

     The following table sets forth information concerning the compensation paid or accrued by the Company to or on behalf of the Company's current and former Chief Executive Officers and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the "named executive officers") during the fiscal years ended December 31, 1999, 2000 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                          ANNUAL COMPENSATION         ------------
NAME AND                             ------------------------------     OPTIONS         ALL OTHER
PRINCIPAL POSITION                   YEAR   SALARY($)   BONUS($)(1)     SAR'S(#)     COMPENSATION($)
------------------                   ----   ---------   -----------   ------------   ---------------
George E. Lombard..................  2001   $330,000           --       107,500          $ 3,550(2)
  Chairman of the Board              2000   $306,923     $190,000        65,000          $64,676(2)(3)
  and Chief Executive Officer        1999   $280,770     $175,000            --          $65,333(2)(4)
John Cotumaccio....................  2001   $216,426     $ 50,000         8,500          $ 3,122(2)
  Senior Vice President,
     Operations,                     2000   $192,456     $ 70,000         7,000          $ 5,312(2)
  and President, Keltec Operation    1999   $166,734     $ 75,000        15,000          $66,835(2)(6)
James V. DiLorenzo.................  2001   $300,000           --        70,000          $ 3,417(2)
  President and Chief Operating      2000   $284,616     $162,000        50,000          $ 5,154(2)
  Officer, Signal Technology(7)      1999   $209,615     $151,200       175,000               --
  (commencing March 15, 1999)
Gene L. Joles......................  2001   $177,000           --         8,500          $ 3,853(2)
  President, Arizona Operation       2000   $167,538     $ 36,825         9,000          $ 3,853(2)
                                     1999   $161,199     $ 39,600            --          $ 1,566(2)
Robert N. Nelsen...................  2001   $225,000           --        60,000          $ 5,250(2)
  Vice President, Treasurer and      2000   $209,423     $121,500        50,000          $ 5,325(2)
  Chief Financial Officer            1999   $197,250     $110,565            --          $ 3,038(2)

---------------
(1) Represents bonus earned with respect to the specified year, whether or not paid during such year.

(2) Represents the Company's matching contribution for the account of the named executive officer under the Company's 401(k) plan. The normal matching contribution is 50% of the first 6% of salary contributed by the employee.

(3) Includes a $59,080 relocation payment in connection with Mr. Lombard's relocation to the Company's Danvers, Massachusetts executive offices and $5,596 paid in accordance with footnote number 2.

(4) Includes a $63,317 relocation payment in connection with Mr. Lombard's relocation to the Company's Danvers, Massachusetts executive offices and $2,016 paid in accordance with footnote number 2.

(6) Includes a $65,578 relocation payment in connection with Mr. Cotumaccio's relocation to the Company's Fort Walton Beach, Florida offices and $1,257 paid in accordance with footnote number 2.

(7) Mr. DiLorenzo also serves as President of Signal Wireless Group.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the grant of stock options to the named executive officers during the year ended on December 31, 2001.

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                             NUMBER OF      % OF TOTAL                                    RATES OF STOCK
                            SECURITIES       OPTIONS                                    PRICE APPRECIATION
                            UNDERLYING      GRANTED TO    EXERCISE OR                    FOR OPTION TERM
                              OPTIONS      EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------------
          NAME                GRANTED      FISCAL YEAR      ($/SH)         DATE        5%($)        10%($)
          ----             -------------   ------------   -----------   ----------   ----------   -----------
John Cotumaccio..........      5,000           0.5%         $ 9.86         2011      $   76,480   $  116,247
John Cotumaccio..........      3,500           0.4%         $ 9.95         2011      $   54,025   $   82,116
James DiLorenzo..........     35,244           3.9%         $10.25         2011      $  560,419   $  851,811
James DiLorenzo..........      9,756           1.1%         $10.25         2011      $  155,131   $  235,792
James DiLorenzo..........     25,000           2.7%         $ 9.95         2011      $  385,893   $  586,539
Gene Joles...............      4,000           0.4%         $ 9.86         2011      $   61,184   $   92,997
Gene Joles...............      4,500           0.5%         $ 9.95         2011      $   69,461   $  105,577
George Lombard...........     65,244           7.2%         $10.25         2011      $1,037,452   $1,576,880
George Lombard...........      9,756           1.1%         $10.25         2011      $  155,131   $  235,792
George Lombard...........     32,500           3.6%         $ 9.95         2011      $  501,661   $  762,501
Robert Nelsen............     26,250           2.9%         $10.25         2011      $  417,404   $  634,435
Robert Nelsen............      8,750           1.0%         $10.25         2011      $  139,135   $  211,478
Robert Nelsen............     23,964           2.6%         $ 9.95         2011      $  369,901   $  562,233
Robert Nelsen............      1,036           0.1%         $ 9.95         2011      $   15,991   $   24,306

     The following table sets forth information concerning unexercised options held on December 31, 2001 by the named executive officers:

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                     NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                       OPTIONS/SAR'S AT             OPTIONS/SAR'S AT
                                                      FISCAL YEAR-END (#)          FISCAL YEAR-END ($)
                                                   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                                                   -------------------------    -------------------------
John Cotumaccio..................................        15,500/ 26,250            $   36,209/$23,969
James DiLorenzo..................................       117,500/177,500             $ 148,838/$99,225
Gene Joles.......................................         2,250/ 15,250                  --
George Lombard...................................       366,250/156,250         $1,130,500/--
Robert Nelsen....................................       147,500/137,500            $ 436,050/$129,200

     The following graph compares the cumulative shareholder return on the Company's Common Stock over the period commencing December 31, 1996 through December 31, 2001, to that of the Nasdaq Stock Market Index ("Nasdaq Market Index"), and the index published by Media General Financial Services for Standard Industrial Classification Code 3679-Electronic Components, N.E.C. ("Peer Group Index") assuming the investment of $100 on December 31, 1996. In calculating cumulative total shareholder return, reinvestment of dividends is assumed. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG SIGNAL TECHNOLOGY CORP.,
                      AMEX MARKET INDEX AND SIC CODE INDEX

                              [GRAPH PERFORMANCE]

--------------------------------------------------------------------------------------
                              1996      1997      1998      1999      2000      2001
--------------------------------------------------------------------------------------
 Signal Technology Corp.     100.00     67.21     35.25     95.08    131.15     75.15
--------------------------------------------------------------------------------------
 SIC Code Index              100.00    103.69    112.35    178.21    160.22    106.90
--------------------------------------------------------------------------------------
 Nasdaq Market Index         100.00    122.32    172.52    304.29    191.25    152.46
--------------------------------------------------------------------------------------

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP has been the independent auditors for the Company and will serve in that capacity for the 2002 fiscal year. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from shareowners.

                                   AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year, were $262,500.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed for professional services rendered for financial systems design and implementation rendered by the Company's principal accountant for the fiscal year ended December 31, 2001 were $100,000.

                                 ALL OTHER FEES

     The aggregate fees billed for all other services rendered by the Company's principal accountant for the fiscal year ended December 31, 2001 were $176,717.

                              AUDITOR INDEPENDENCE

     The Audit Committee has considered whether the provision of the services described under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the principal accountant's independence.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the audit financial statements of the Company for the fiscal year ended December 31, 2001 with the Company's management.

     The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU sec.380).

     The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant's independence.

     Based on the review and discussions with management and the Company's independent accountants referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual report on Form 10-K for the fiscal year ended December 31, 2001 and for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          Thomas F. Skelly, Chairman
                                          Larry L. Hansen
                                          Harvey C. Krentzman
                                          Joseph Schneider

                         INDEBTEDNESS OF MANAGEMENT AND
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 15, 2000, the Company made a loan of $140,000 to George E. Lombard, Chairman of the Board and Chief Executive Officer of the Company. In exchange for the loan, Mr. Lombard delivered to the Company a promissory note (the "Note") payable to the Company which provided for interest on the unpaid balance to be paid at a rate per annum equal to the average rate of interest earned by the Company on its cash investments. Under the terms of the Note, principal and interest are due and payable on or before the first anniversary of the loan. Mr. Lombard was further obligated under the terms of the Note to make a payment in the amount of any bonus received by him from the Company (net of any taxes and other amounts withheld by the Company).

     The Company entered into a letter agreement, dated as of January 23, 2001 (the "Amendment"), with Mr. Lombard amending the Note. In exchange for Mr. Lombard's continued service with the Company as Chairman and Chief Executive Officer until January 23, 2003, the Company agreed to forgive and forever cancel the Note (including all amounts due and payable thereunder) on January 23, 2003 if Mr. Lombard continues to be employed by the Company on that date. In addition, the Amendment contains certain other provisions that also allow for the forgiveness and cancellation of the Note if prior to January 23, 2003 either the Company undergoes a change of control or if Mr. Lombard becomes permanently disabled or dies. Upon forgiveness and cancellation of the Note, the Company has also agreed to pay Mr. Lombard an additional amount equal to the taxable amounts attributable to the forgiveness of interest portion of the Note. After giving effect to the forgiveness and cancellation of the Note, no principal or interest will be due to the Company from Mr. Lombard under the Note. As of March 30, 2002, the amount outstanding under the Note was $144,494.

                                 OTHER MATTERS

     As of the date of this proxy statement, the management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting of Stockholders. It is intended, however, that the persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may properly be brought before the meeting, as seems to them to be in the best interest of the Company and its stockholders.

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to present a proposal for consideration at the Company's next annual meeting of stockholders must submit the proposal to the Company so that it is received at the principal executive offices of the Company, on or before December 9, 2002. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.

                             ADDITIONAL INFORMATION

     Under the securities laws of the United States, the Company's directors, certain of its officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by such dates during 2001. During the Company's 2001 fiscal year, to the knowledge of the Company, all of these filing requirements were satisfied, with the exception of two reports: George Lombard filed a Form 4 late for a June transaction and Joseph Schneider filed a Form 4 late for some November transactions. In making these statements, the Company has relied upon written representations of its directors, officers, and its ten percent holders as well as copies of those reports filed with the Commission that have been furnished to the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR 2001 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO ROBERT N. NELSEN, VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER, SIGNAL TECHNOLOGY CORPORATION, 222 ROSEWOOD DRIVE, NORTHWOODS BUSINESS PARK, DANVERS, MA 01923. THE COMPANY'S ANNUAL REPORT ON FORM 10-K MAY ALSO BE VIEWED ON THE INTERNET BY ACCESSING THE COMPANY'S HOME PAGE AT HTTP://WWW.SIGTECH.COM.

                                   DETACH HERE

                               COMMON STOCK PROXY

                          SIGNAL TECHNOLOGY CORPORATION

                         Annual Meeting of Stockholders
                             To Be Held May 14, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Revoking any such prior appointment, the undersigned, a stockholder of SIGNAL TECHNOLOGY CORPORATION, hereby appoints GEORGE E. LOMBARD, ROBERT N. NELSEN AND ROGER D. FELDMAN, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of Bingham Dana LLP, 16th Floor, 150 Federal Street, Boston, Massachusetts, on May 14, 2002, at 9:00 a.m., and at any adjournments or postponements thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.


-----------                                                         ------------
SEE REVERSE                                                         SEE REVERSE
    SIDE                   CONTINUED AND TO BE SIGNED ON               SIDE
-----------                         THE REVERSE SIDE                ------------

                                   DETACH HERE


     Please mark
[X]  votes as in
     this example.


         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2) AND, AS TO OTHER MATTERS THAT MAY COME BEFORE THE MEETING, IN THE MANNER PERSONS NAMED AS PROXIES BELIEVE TO BE IN THE BEST INTERESTS OF SIGNAL TECHNOLOGY CORPORATION.


1.    ELECTION OF DIRECTORS                                 2.    Upon any other matter which may properly come
      Nominees: HANSEN, KRENTZMAN AND SKELLY.                     before the meeting or any adjournments thereof.

         FOR          WITHHELD
         [ ]             [ ]


[ ]   _____________________________________
      Votes withheld for the nominees noted
      above

                                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                    LEFT [__]

                                    PLEASE SIGN, DATE AND RETURN PROXY PROMPTLY
                                    USING THE ENCLOSED ENVELOPE.

                                    When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Please sign exactly as name appears hereon.


Signature:____________________  Date:__________  Signature:______________________  Date:____________